UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. (the “Company”) held on May 30, 2013, the Company’s stockholders elected each of the Company’s three nominees for Class I directors for a three-year term expiring in 2016, ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014, and did not approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the Annual Meeting.

The final results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Jane Elfers	18,771,939	758,225	1,438	1,329,930
Susan Patricia Griffith	19,112,783	417,344	1,475	1,329,930
Louis Lipschitz	16,820,378	2,710,230	994	1,329,930

Ratification of the Appointment Of Independent Registered Public Accounting Firm	20,758,559	97,301	5,673	0

Compensation Paid to Named Executive Officers	3,384,620	16,139,531	7,451	1,329,930

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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